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                                                                   Exhibit 10.27
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                             MASTER LOAN AGREEMENT

                                    BETWEEN

                COLORADO SPRINGS PRODUCTION CREDIT ASSOCIATION

                                      AND

                           COLORADO GREENHOUSE, INC.


                                     DATED
                                     AS OF


                               JANUARY 24, 1997


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                             MASTER LOAN AGREEMENT

     THIS MASTER LOAN AGREEMENT is entered into as of this 24th day of January, 1997, by and between COLORADO GREENHOUSE, INC., a Delaware corporation doing business in Colorado ("CGI"), and COLORADO SPRINGS PRODUCTION CREDIT ASSOCIATION, a federally chartered association of the Farm Credit System ("Lender").

                                   RECITALS

     From time to time CGI may request and Lender may make loans to CGI . In order to reduce the amount of paperwork associated therewith, Lender, and CGI would like to enter into a Master Loan Agreement (the "MLA"). For that reason, and in consideration of Lender's making one or more loans to CGI, Lender, and CGI agree as follows:

                                   ARTICLE 1

                           SUPPLEMENTS, DEFINITIONS

     SECTION 1.1 SUPPLEMENTS. In the event CGI desires to borrow from Lender and Lender is willing to lend to CGI , or in the event Lender and CGI desire to consolidate any existing loans hereunder, the parties will enter into a Supplement to the MLA (a "Supplement"). Each Supplement will set forth the amount of the loan, the purpose of the loan, the interest rate or rate options applicable to that loan, the repayment terms of the loan, and any other terms and conditions applicable to that particular loan. Each loan will be governed by the terms and conditions contained in the MLA and in the Supplement relating to the loan. In the event of any conflict with the terms of the MLA or any new matter introduced in any Supplement, the terms of the Supplement, for that Supplement, shall be controlling.

     SECTION 1.2 DEFINITIONS. For the purpose of the MLA, and for the purposes of the MLA and any Supplement (the MLA, Supplements and all other Loan Documents, together being sometimes referred to as the "Agreement"), except as otherwise expressly provided or unless the context otherwise requires, the capitalized terms used shall have the following meanings:

     ADVANCE shall mean an advance of funds by Lender to CGI pursuant to any Supplement.

     AFFILIATE shall mean, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds twenty percent (20%) or more of any class of voting stock of such Person; or (c) twenty percent (20%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided,
                                                                   ---------
     however, in no event shall Lender, Brush Cogeneration Partners, Colorado
     -------
     Power Partners or American Atlas #1, LTD., or any other person or entity listed on Exhibit "D" hereto, be deemed an Affiliate of CGI, Holdings, or of LLC.

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     AGREEMENT shall have the meaning provided in Section 1.2 of Article 1 of the MLA.

     BUSINESS DAY shall mean any day that Lender and the Federal Reserve Bank of Kansas City are not authorized or required to be closed.

     CGI shall mean the borrower identified as Colorado Greenhouse, Inc. in the heading hereof, with the federal tax identification number of 84-1375620.

     CGI ACCOUNTANT shall have the meaning provided in Section 5.7(a) of Article 5 of the MLA.

     CG MEMBER shall mean CG Member, Inc., a Delaware corporation, of which LLC is a wholly-owned subsidiary, and with the federal tax identification number of 84-1373503.

     CG MEMBER PLEDGE shall have the meaning provided in Section 2.8 of Article 2 of the MLA.

     COLLATERAL shall have the meaning provided in the Security Agreement and the Mortgage, and in any Security Agreement or Mortgage granted to Lender by CGI pursuant to any Supplement.

     COMPLIANCE CERTIFICATE shall have the meaning provided in Section 5.7(i) of
     Article 5 of the MLA and shown at Exhibit "A."

     DELEGATION AND WIRE TRANSFER AUTHORIZATION shall have the meaning provided in Section 2.1 of Article 2 of the MLA as shown as Exhibit "E".

     DISCLOSURE SCHEDULES shall have the meaning provided in Section 4.1 of
     Article 4 of the MLA and shown at Exhibit "B."

     EVENT OF DEFAULT shall have the meanings provided in Article 8 of the MLA.

     EXISTING LIENS shall have the meaning provided in Section 4.1(h) of Article 4 of the MLA and shown on Exhibit "C".

     FCA shall have the meaning provided in Section 2.5 of Article 2 of the MLA.

     FCBW shall mean the Farm Credit Bank of Wichita, a federally chartered bank of the Farm Credit System.

     GAAP shall mean generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or the Statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     GUARANTEE shall have the meaning provided in Section 2.8 of Article 2 of the MLA and shown at Exhibit F.

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

     HOLDINGS shall mean Colorado Greenhouse Holdings, Inc., a Delaware corporation, of which CGI, and CG Member are wholly-owned subsidiaries, and with the federal tax identification number of 84-1363625.

     HOLDINGS PLEDGE shall have the meaning provided in Section 2.8 of Article 2 of the MLA.

     LAWS shall have the meaning provided in Section 4.1(e) of Article 4 of the MLA.

     LENDER shall mean the lender identified as Colorado Springs Production Credit Association in the heading hereof and any participant in any loans made by Lender, regardless of whether such participant is identified to CGI.

     LIENS shall have the meaning provided in Section 6.2 of Article 6 of the MLA.

     LLC shall mean Colorado Greenhouse, LLC, a Colorado Limited Liability Company, a wholly-owned subsidiary of CG Member with the federal tax identification number of 84-1208909.

     LOAN DOCUMENTS shall have the meaning provided in Section 4.2(b) of Article 4 of the MLA.

     MLA shall have the meaning provided in the Recitals hereto.

     PERMITTED ENCUMBRANCES shall have the meaning provided in Section 6.2 of
     Article 6 of the MLA.

     PERSON shall mean any individual, corporation, business trust, association, company, partnership, joint venture, limited liability company or other entity permitted by Law, governmental authority, or other entity.

     POTENTIAL DEFAULT shall have the meaning provided in Section 3.4 of Article 3 of the MLA.

     SECURITY AGREEMENT shall mean the Security Agreement between CGI and Lender in which CGI grants to Lender a security interest in its assets, as is more particularly described therein.

     SERVICING ENTITY shall have the meaning provided in Section 10.9 of Article 10 of the MLA.

     SUPPLEMENT shall have the meaning provided in Section 1.1 of Article 1 of the MLA.

     UCC shall have the meaning provided in Section 1.3 of Article 1 of the MLA.

     SECTION 1.3 OTHER DEFINITIONAL PROVISIONS. All definitions contained in the MLA are equally applicable to the singular and plural forms of the terms defined. The words "hereof," herein," and "hereunder" and words of similar import referring to the MLA refer to the MLA as a whole and not to any particular provision of the MLA. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Colorado ("UCC"). Additional terms may be provided in any

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Supplement and the meaning assigned to such terms in such Supplements shall be controlling for that Supplement in the event of any conflict with any term defined or used in the MLA.


                                   ARTICLE 2

                              GENERAL CONDITIONS

     SECTION 2.1 AVAILABILITY. Advances will be made available on any Business Day upon the telephonic or written request of CGI. Requests for Advances must be received no later than 12:00 noon Mountain Time on the date the loan is desired. Advances will be made available by wire transfer of immediately available funds to such account or accounts as may be authorized by CGI. CGI shall furnish to Lender a duly completed and executed copy of a Delegation and Wire Transfer Authorization Form, and Lender shall be entitled to rely on (and shall incur no liability to CGI in acting on) any request or direction furnished in accordance with the terms thereof.

     SECTION 2.2 REPAYMENT. CGI's obligation to repay each Advance shall be evidenced by the promissory note set forth in the Supplement relating to that Advance. Lender shall maintain a record of all Advances, the interest accrued thereon, and all payments made with respect thereto, and such record shall, absent proof of manifest error, be conclusive evidence of the outstanding principal and interest on the Advances. All payments shall be made by wire transfer of immediately available funds, or by check, without setoff, deduction or counterclaim. Wire transfers shall be made to ABA No. 101104562 for advice to and credit of Lender (or to such other account as Lender may direct by notice). CGI shall give Lender telephonic notice no later than 12:00 noon Mountain Time of its intent to pay by wire and funds received after 2:00 p.m. Mountain Time shall be credited on the next business day. Checks shall be mailed to Farm Credit Bank of Wichita, 245 N. Waco, Wichita, KS 67201-2940 (or to such other place as Lender may direct by notice). Credit for payment by check will not be given until the latter of: (a) the day on which Lender receives immediately available funds; or (b) the next business day after receipt of the check.

     SECTION 2.3 CAPITALIZATION. Stock purchase and conversion shall be made according to the terms, conditions and designations outlined in the Farm Credit Act of 1971, as amended (12 U.S.C. (S) 2074), regulations and Lender's bylaws, including without limitation Lender's statutory first Lien on CGI's stock in Lender, which Lien CGI acknowledges and expressly hereby grants to Lender. CGI acknowledges that retirement of stock will be in accordance with Law, regulation and Lender's bylaws. If an Event of Default shall occur and continue after any applicable grace period, Lender may retire the stock at book value (not to exceed par value or face amount) and apply the proceeds to the principal amount of the Advances outstanding at the time, or to interest, in accordance with Law, regulations and Lender's bylaws in effect at the time of retirement. If book value of stock is ever less than par value or face amount of if Lender's capital becomes impaired, Lender may retire stock in an amount equal to book value. Such a retirement will in no way affect CGI's obligations under the Loan Documents, including any amounts borrowed to purchase stock.

     SECTION 2.4 SECURITY. To secure the payment of the Advances and the performance of all obligations of Debtor under the Loan Documents, Debtor hereby grants to Lender a continuing security interest in and to the following property and interests in property of Debtor, whether now owned or existing or hereafter acquired or arising and wheresoever located: all Accounts, Inventory, Equip-

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ment, Fixtures, Farm Products, General Intangibles, Chattel Paper, Instruments,
Documents, Intellectual Property (including specifically without limitation patents and patent licenses, trademarks, design marks, word marks, tradenames, logos, and good will connected therewith), and all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including without limitation customer lists, credit files, computer programs, printouts, data whether stored electronically or otherwise, and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the above collateral (the "Collateral").

     SECTION 2.5 CAPITAL ADEQUACY. If after the date hereof Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by the Farm Credit Administration ("FCA"), Lender's regulator, or any successor agency thereto, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of FCA, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within ten (10) Business Days after demand by Lender, CGI shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction. A certificate of Lender claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. However, to the extent capital costs relate to Lender's loans in general and not specifically to a loan hereunder, Lender shall use reasonable averaging and attribution methods. In addition, Lender agrees that, as promptly as practical after it becomes aware of the occurrence of an event or the existence of a condition that would entitle it to exercise its rights under this Section, it will use commercially reasonable efforts to make, fund or maintain the affected Advances through another participant if (1) as a result thereof the additional money that would otherwise be required to be paid in respect of such Advances would be reduced, and (2) the making, funding or maintaining of such Advances through such other participant would not adversely affect such Advances or Lender. Finally, if Lender is to require CGI to make payments under this Section then Lender must make a demand on CGI to make such payment within ninety (90) days of the later of (1) the date on which such capital costs are actually incurred by Lender, or (2) the date on which Lender knows, or should have known, that such capital costs have been incurred by Lender.

     SECTION 2.6 BROKEN FUNDING SURCHARGE. Notwithstanding any provision contained in any Supplement giving CGI the right to repay any loan prior to the date it would otherwise be due and payable, CGI agrees that in the event it repays any fixed rate balance prior to its scheduled due date or prior to the last day of the fixed rate period applicable thereto (whether such payment is made voluntarily, as a mandatory prepayment, as a result of an acceleration, or otherwise), CGI will pay to Lender a surcharge in an amount which would result in Lender being made whole (on a present value basis) for the actual or imputed funding losses (including without limitation any loss, cost or expense incurred by reason of obtaining, liquidating or employing other funds acquired by Lender to fund or maintain the fixed rate balance being prepaid) incurred by Lender as a result thereof. Such surcharges will be calculated in accordance with methodology established by Lender (a copy of which will be made available to CGI upon request and shall be conclusive absent manifest error).

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     SECTION 2.7  COMPUTATION OF INTEREST.  Interest on all outstanding balances on all Supplements shall be computed on the basis of a year consisting of 365 days and the actual number of days elapsed. In computing interest, the day of Advance shall be included and the day of repayment shall be excluded.

     SECTION 2.8 SECURED GUARANTEE. All of the obligations of CGI hereunder, including without limitation CGI's obligations to repay any and all Advances hereunder and under any Supplement hereto as and when any repayment is due, to make payments under Sections 2.3 or 2.5 hereof or to comply with all non-monetary covenants hereof, shall have the continuing and unlimited Guarantee (the "Guarantee") of Holdings, secured by a first priority security interest in all of its property other than the CG Member stock, but including without limitation a pledge of Holdings' interests in the stock of CGI (the "Holdings Pledge"). Further, as security for LLC's obligations under any Supplement hereto, CG Member shall pledge (the "CG Member Pledge") to Lender all of its right, title and interest in and to 100% of the membership interests in LLC..


                                   ARTICLE 3

                             CONDITIONS PRECEDENT

     SECTION 3.1 THE GUARANTEE. Notwithstanding the insufficiency of the MLA to cause an Advance without a Supplement hereto relating to a specific loan, it shall be a condition precedent to the effectiveness of the MLA that Lender receive: the Guarantee in the form attached hereto as Exhibit "F"; a certified copy of a resolution of the Board of Directors of Holdings authorizing the Guarantee; an opinion of counsel to Holdings; and evidence satisfactory to Lender that Lender has a duly perfected first lien in all security provided therein; the CG Member Pledge in the form attached hereto as Exhibit G; a certified copy of a resolution of the Board of Directors of CG Member authorizing the CG Pledge; an opinion of counsel of CG Member; and evidence satisfactory to Lender that Lender has a duly perfected first priority Lien in all security provided therein.

     SECTION 3.2 CONDITIONS TO INITIAL SUPPLEMENT. Lender's obligation to extend credit under the initial Supplement hereto is subject to the conditions precedent that Lender receive, in form and content satisfactory to Lender and its counsel in their reasonable determination, each of the following:

          (A) THE MLA, ETC. A duly executed copy of the MLA and all Loan Documents contemplated hereby.

          (B) OPINION OF CGI'S COUNSEL. A favorable opinion of legal counsel to CGI, as to such matters as Lender may reasonably request.

          (C) LIEN SEARCHES. The results of a search of the records of the Secretary of State of the States of Colorado and New Mexico; of such counties in Colorado and New Mexico as Lender may request; of the records relating to Effective Financing Statements under the Colorado Central Indexing System in Colorado and the appropriate statutory provision implementing the Food Security Act in New Mexico as Lender may request; and the U.S. Patent and Trademark Office, all relating to the Collateral and all being as of a current date.

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     SECTION 3.3  CONDITIONS TO EACH SUPPLEMENT.  Lender's obligation to extend credit under each Supplement, including the initial Supplement, is subject to the conditions precedent that Lender receive, in form and content satisfactory to Lender in its reasonable determination, each of the following:

            (A) SUPPLEMENT. A duly executed copy of the Supplement and all Loan Documents contemplated thereby.

          (B) EVIDENCE OF AUTHORITY. Such certified board resolutions, evidence of incumbency, and other evidence that Lender may require that the Supplement, all Loan Documents executed in connection therewith, and, in the case of initial Supplement hereto, the MLA and all Loan Documents executed in connection herewith, have been duly authorized and executed.

          (C) RECEIPT OF OFFICER'S CERTIFICATES, TITLE OPINIONS, OPINIONS OF COUNSEL. All officer's certificates, management letters, legal opinions and the like relating to compliance with Loan Documents, the absence of default and other matters called for in the respective Supplement.

          (D) FEES AND OTHER CHARGES. All fees and other charges, including reasonable attorney fees and costs to be paid to Lender or to others on Lender's behalf, provided for herein or in the Supplement have been paid in full.

          (E) EVIDENCE OF PERFECTION. Such evidence as Lender may, in its reasonable discretion, require that Lender has a duly perfected first priority lien on all security for CGI's obligations.

     SECTION 3.4 CONDITIONS TO EACH ADVANCE. Lender's obligation under each Supplement to make any Advance to CGI hereunder is subject to the condition that no Event of Default or event which with the giving of notice and/or the passage of time would become an Event of Default hereunder (a "Potential Default"), shall have occurred and is continuing.


                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 THE MASTER LOAN AGREEMENT. To induce Lender to enter into the Agreement, CGI represents and warrants to Lender that as of the date of the MLA, subject to the exceptions set forth on Exhibit B attached hereto (the "Disclosure Schedule"):

          (A) COMPLIANCE. CGI is in compliance with all the terms of the MLA, and no Event of Default or Potential Default exists hereunder.

          (B) ORGANIZATION; POWER; ETC. CGI (i) is duly organized, validly existing, and in good standing under the laws of its state of incorporation;
(ii) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform the Loan Documents; and (iv) has duly and lawfully obtained

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and maintained all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which may otherwise be required by Law.

          (C) DUE AUTHORIZATION; NO VIOLATIONS; ETC. The execution and delivery by CGI of, and the performance by CGI of its obligations under the Loan Documents have been duly authorized by all requisite corporate action on the part of CGI and do not and will not (i) violate any provision of any Law, the articles of incorporation or bylaws of CGI, or any agreements, indenture, mortgage, or other instrument to which CGI is a party or by which CGI or any of its properties is bound or (ii) be in conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument. No action on the part of any shareholder of CGI is necessary in connection with the execution and delivery by CGI of and the performance by CGI of its obligations under the Loan Documents except such as has been obtained and is in effect.

          (D) CONSENTS. No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Loan Documents, except such as have been obtained and are in full force and effect.

          (E) COMPLIANCE WITH LAWS. CGI is in compliance in all material respects with all federal, state, and local laws, rules, regulations, ordinances, codes, and orders, any judgment, order or ruling of any court or governmental organization (collectively, "Laws"), the failure to comply with which could have a material adverse effect on the condition, financial or otherwise, operations, properties or business of CGI, or on the ability of CGI to perform its obligations under the Loan Documents, except as CGI has disclosed on Exhibit B attached hereto.

          (F)  ENVIRONMENTAL COMPLIANCE.  Without limiting the provisions of
Section 4.1(e) above, all property owned or leased by CGI and all operations conducted by it are in compliance in all material respects with all Laws relating to environmental protection, the failure to comply with which could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of CGI, or on the ability of CGI to perform its obligations under the Loan Documents, except as CGI has disclosed on Exhibit B attached hereto.

          (G) LITIGATION. There are no pending legal, arbitration, or governmental actions or proceedings to which CGI is a party or to which any of its property is subject which, if adversely determined, could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of CGI, or on the ability of CGI to perform its obligations under the Loan Documents, and to the best of CGI's knowledge, no such actions or proceedings are threatened or contemplated, except as CGI has disclosed on Exhibit B attached hereto.

          (H) TITLE TO PROPERTY. CGI holds good and marketable title to all of its real property and owns all of its personal property free and clear of any lien or encumbrance, except the liens and encumbrances specifically identified on Exhibit C attached hereto ("Existing Liens").

          (I) FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE; ETC. All financial statements submitted to Lender in connection with this MLA fairly and fully present the financial condition of CGI and the results of CGI's operations for the periods covered thereby, and are prepared in accordance with GAAP. Since the dates thereof, there has been no material adverse change in the

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financial condition or operations of CGI. All budgets, projections, feasibility studies, and other documentation submitted by CGI to Lender are based upon assumptions that are reasonable and realistic, and as of the date hereof, no fact has come to light, and no event or transaction has occurred, which would cause any assumption made therein not to be reasonable or realistic.

          (J) PRINCIPAL PLACE OF BUSINESS; RECORDS. The principal place of business and chief executive office of CGI and the place where the records required by Section 5.6 hereof are kept is at the address of CGI shown in
Section 10.4 hereof. Records may also be located at CGI's offices at 4845 Pearl East Circle, Suite 300, Boulder, CO 80301.

          (K)      SUBSIDIARIES.  CGI has no subsidiaries.

      SECTION 4.2 EACH SUPPLEMENT. The execution by CGI of each Supplement hereto shall constitute a representation and warranty to Lender that:

          (A) APPLICATIONS. Each representation and warranty and all information set forth in any application or other document submitted in connection with, or to induce Lender to enter into such Supplement, is correct in all material respects as of the date of the Supplement.

          (B) CONFLICTING AGREEMENTS, ETC. The MLA, the Supplements, and all security and other instruments and documents relating hereto and thereto, including without limitation the Guarantee (collectively, at any time, the "Loan Documents"), do not conflict with, or require the consent of any party to, any other agreement to which CGI is a party or by which it or its property may be bound or affected, and do not conflict with any provision of CGI's bylaws, articles of incorporation, or other organizational documents.

          (C) COMPLIANCE. CGI is in compliance with all of the terms of the Loan Documents.

     SECTION 4.3 BINDING AGREEMENT. Each of the Loan Documents create legal, valid, and binding obligations of CGI which are enforceable in accordance with their terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, or similar Laws affecting creditors' rights generally.


                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

     Unless agreed to in writing by Lender, while the MLA and any Supplements thereto are in effect, whether or not any Advances are outstanding, CGI agrees to:

     SECTION 5.1 CORPORATE EXISTENCE, LICENSES, ETC. (i) Preserve and keep in full force and effect its existence and good standing, in the jurisdiction of its incorporation or formation; (ii) qualify and remain qualified to transact business in all jurisdictions where such qualification is required; and (iii) obtain and maintain all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or required by Law.

     SECTION 5.2 COMPLIANCE WITH LAWS. Comply in all material respects with all applicable Laws, including, without limitation, all Laws relating to environmental protection. In addition, CGI agrees to cause all Persons occupying or present on any of its properties to comply in all material respects with all environmental protection Laws.

     SECTION 5.3 INSURANCE. Maintain insurance with insurance companies or associations acceptable to Lender in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as Lender reasonably may request. All such policies insuring any collateral for CGI's obligations to Lender shall have mortgagee or lender loss payable clauses or endorsements in form and content acceptable to Lender in its reasonable discretion. At Lender's request, all policies or certificates of insurance (or such other proof of compliance with this subsection as may be satisfactory to Lender) shall be delivered to Lender. If an Event of Default shall have occurred and is continuing, all insurance payments for all insured losses shall be paid to Lender to be applied against the outstanding balances of the Advances, first with respect to the nature of the insured loss (whether the loss insured against arose with respect to Advances under any particular Supplement), then in the order otherwise provided is Section 9.4 hereof.

     SECTION 5.4 PROPERTY MAINTENANCE. Maintain all of its property that is necessary to or useful in the proper conduct of its business in good working condition, ordinary wear and tear excepted.

     SECTION 5.5 BOOKS AND RECORDS. Keep adequate records and books of account in which complete entries will be made in accordance with GAAP.

     SECTION 5.6 INSPECTION. Permit Lender or its agents, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, and accounts with its respective officers, directors, employees, and independent certified public accountants.

     SECTION 5.7  REPORTS AND NOTICES.  Furnish to Lender:

          (A) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event more than 120 days after the end of each fiscal year of CGI occurring during the term hereof, annual consolidated financial statements of CGI prepared in accordance with GAAP. Such financial statements shall: (a) be audited by Arthur Anderson & Co. or other independent certified public accountants selected by CGI and acceptable to Lender in its reasonable discretion (the "CGI Accountant"); (b) be accompanied by a report of the CGI Accountant containing its opinion thereon acceptable to Lender; (c) be prepared in reasonable detail and in comparative form; and (d) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

          (B) INTERIM FINANCIAL STATEMENTS. As soon as available, but in no event more than 30 days after the end of each quarter, a consolidated balance sheet of CGI as of the end of such quarter, a consolidated statement of income for CGI for such period and for the period year to date, and such other interim statements as Lender may specifically request, all prepared in reasonable detail and in comparative form in accordance with GAAP.

          (C) ANNUAL BUDGET. Not later than thirty (30) days before the end of each fiscal year of CGI, an annual budget for the ensuing fiscal year providing in reasonable detail projections of the revenues and expenses, balance sheet and capital expenditures and such other budgetary information as is appropriate or as Lender may request.

          (D) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of the occurrence of an Event of Default or a Potential Default.

          (E) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting CGI which, if determined adversely to CGI, could have a material adverse effect on the financial condition, properties, profits, or operations of CGI.

          (F) NOTICE OF ENVIRONMENTAL LITIGATION, ETC. Promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require CGI to undertake or to contribute to a cleanup or other response under environmental Laws, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any Person as a result of environmental factors or conditions.

          (G) BYLAWS AND ARTICLES. Promptly after any change in CGI's bylaws or articles of incorporation (or like documents), copies of all such changes, certified by CGI's Secretary.

          (H) REPORTS AND NOTICES TO OR FROM OTHERS. Concurrent with the filing of reports or notices to any other Person or received from any other Person, pursuant to the terms of any credit or similar agreement relating to any debt; or, to or from any shareholder or the Securities & Exchange Commission; or, required by or sent from the Pension Benefit Guaranty Corporation or the U.S. Department of Labor under ERISA; or, in accordance with any contract or any Laws, provide to Lender a copy of such report or notice.

          (I) COMPLIANCE CERTIFICATE. Concurrent with the delivery of each of the financial statements referred to herein, a Compliance Certificate executed by the chief financial officer of CGI.

          (J) MANAGEMENT LETTERS. Promptly upon receipt thereof, a copy of any management letter or written report submitted to CGI by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of CGI.

          (K) OTHER INFORMATION. Such other information regarding the condition or operations, financial or otherwise, of CGI as Lender may from time to time reasonably request.

  SECTION 5.8 PERISHABLE AGRICULTURAL COMMODITIES ACT. Comply in all material respects with the Perishable Agricultural Commodities Act, as amended (7 U.S.C. (S)(S) 499(c)(e)) and the regulations promulgated thereunder, so that the trust for the benefit of all unpaid suppliers or sellers of perishable agricultural commodities (i) shall arise in CGI's favor in its capacity as a seller of perishable agricultural commodities and (ii) shall not arise in connection with its purchase of such commodities.

                                   ARTICLE 6

                              NEGATIVE COVENANTS

     Unless otherwise agreed to in writing by Lender, while this MLA and any Supplement hereto is in effect, whether or not any Advance is outstanding, CGI will not:

     SECTION 6.1 BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including, trade or bankers' acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to Lender; (ii) accounts payable to trade creditors incurred in the ordinary course of business; and (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; and (iv) the total current operating lease debt with Colorado National Leasing not to exceed $665,000.

     SECTION 6.2 LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, "Liens"). The foregoing restrictions shall not apply to: (i) Liens in favor of Lender; (ii) Liens for taxes, assessments, or governmental charges that are not past due, or if past due, are being contested in good faith and by appropriate proceedings, the amount secured (including interest and penalties) does not exceed $100,000.00, the Liens are stayed and adequate reserves have been established in accordance with GAAP;
(iii) Liens and deposits under workers' compensation, unemployment insurance, and security Laws; (iv) Liens and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (v) Liens imposed by Law in favor of mechanics, warehousemen, and like Persons that secure obligations that are not past due or if past due, are being contested in good faith and by appropriate proceedings, the Liens are stayed, and adequate reserves have been established in accordance with GAAP; and (vi) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto ("Permitted Encumbrances").

     SECTION 6.3 MERGERS, ACQUISITIONS, ETC. Merge or consolidate with any other entity or acquire all or a material part of the assets of any Person or entity, or form or create any new subsidiary or affiliate, or commence operations under any other name, organization, or entity, including, any joint venture.

     SECTION 6.4 TRANSFER OF ASSETS. Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

     SECTION 6.5 LOANS AND INVESTMENTS: Make any advance, loan, extension or credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of any Person, except:

          (a) short term operating loans to LLC, not to exceed ONE MILLION FIVE HUNDRED THOUSAND ($1,500,000) at any one time outstanding;

          (b) readily marketable direct obligations of the United States of America;

          (c) fully insured certificates of deposit with maturities of one year or less from the date of acquisition of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00; and

          (d) commercial paper of a domestic issuer if at the time of purchase such paper is reported in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service.

          (e) Cash Management Investment Bonds offered through the Member Investment Bond Program of the Farm Credit Bank of Wichita. Such bonds are uninsured and unsecured general obligations of FCBW and exempt from registration under Federal Law.

     SECTION 6.6 CONTINGENT LIABILITIES. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any Person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     SECTION 6.7 CHANGE IN BUSINESS. Engage in any business activities or operations substantially different from or unrelated to CGI's present business activities or operations.

     SECTION 6.8 RESTRICTED PAYMENTS: Declare or make any distribution (in cash, property, or obligations) to its shareholders or return any capital contribution to its shareholders or set apart any money for a sinking or other analogous fund for any distribution to its shareholders or for any return of any capital contribution to its shareholders without prior written consent of Lender.

     SECTION 6.9 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of CGI except in the ordinary course of and pursuant to the reasonable requirements of CGI's business and upon fair and reasonable terms no less favorable to CGI than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of CGI.

     SECTION 6.10 CAPITAL EXPENDITURE LIMITS. Permit its capital expenditures (not including Advances under any Supplement hereto and all costs associated with the construction of CGI's new greenhouses, or costs relating to project implementations which are required to be capitalized under GAAP) to exceed $750,000 per year in the aggregate without prior written approval of Lender, which approval shall not be unreasonably withheld.


                                   ARTICLE 7

                              FINANCIAL COVENANTS

     Unless otherwise agreed to in writing, while this MLA is in effect, CGI shall:

     SECTION 7.1 CURRENT RATIO. Maintain at all times a Current Ratio (defined as current assets divided by current liabilities) of not less than 1.5 to 1.

     SECTION 7.2 NET WORTH. Maintain at all times a Net Worth (defined in accordance with GAAP, including the aggregate of all equity and retained earnings (or losses) greater than $12.5 million plus one-half of net earnings (losses excluded) on a going-forward basis.

     SECTION 7.3 DEBT SERVICE COVERAGE RATIO. Maintain at all times a Debt Service Coverage Ratio (net cash income divided by debt service (principal and interest) of greater than 1.25 to 1.


                                   ARTICLE 8

                               EVENTS OF DEFAULT

     Each of the following shall constitute an "Event of Default" under the MLA:

     SECTION 8.1 PAYMENT DEFAULT. CGI should fail to make any payment to, or to purchase any stock in, Lender within five (5) days of the date when due.

     SECTION 8.2 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by CGI herein or in any Supplement, application, agreement, certificate, or other document related to or furnished in connection with the MLA or any Supplement, shall prove to have been false or misleading in any material respect on or as of the date made or deemed made.

     SECTION 8.3 CERTAIN AFFIRMATIVE COVENANTS. CGI should fail to perform or comply with Section 5.8, or any reporting covenant set forth in any Supplement hereto, and such failure continues for fifteen (15) days after written notice (if such notice is required) thereof shall have been delivered by Lender to CGI.

     SECTION 8.4 OTHER COVENANTS AND AGREEMENTS. CGI or, to the extent required hereunder, should fail to perform or comply with any other covenant or agreement contained herein, in any Supplement or in any other Loan Document, or should use the proceeds of any loan for an unauthorized purpose.

     SECTION 8.5 CROSS-DEFAULT. CGI should, after any applicable grace period, breach or be in default under the terms of any other agreement between CGI and Lender.

     SECTION 8.6 OTHER INDEBTEDNESS. CGI or should fail to pay when due any indebtedness to any other Person or entity for borrowed money or any long term obligation for the deferred purchase price of property (including any capitalized lease), or any other event occurs which, under any agreement or instrument relating to such indebtedness or obligation, has the effect of accelerating, or permitting the acceleration of such indebtedness or obligation, whether or not such indebtedness or obligation is actually accelerated or the right to accelerate is conditioned on the giving of notice, the passage of time, or otherwise.

     SECTION 8.7 JUDGMENTS. A judgment decree, or order for the payment of money, shall be rendered against CGI and either (i) enforcement proceedings shall have been commenced; (ii) a Lien prohibited under Section 6.2 of the MLA shall have been obtained; or (iii) such judgment, decree or order shall continue unsatisfied and in effect for a period of twenty (20) consecutive days without being vacated, discharged, satisfied, or stayed pending appeal, with adequate reserves having been established therefor in accordance with GAAP.

     SECTION 8.8 INSOLVENCY, ETC. CGI shall: (i) become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they come due; or (ii) suspend its business operations or a material part thereof or make an assignment for the benefit of creditor; or
(iii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; or (iv) commence or have commenced against it any proceeding under any bankruptcy, reorganization arrangement, readjustment of debt, dissolution, or liquidation Law of any jurisdiction.

     SECTION 8.9 MATERIAL ADVERSE CHANGE. Any material adverse change occurs, as reasonably determined by Lender, in CGI's financial condition, results of operations or ability to perform its obligations hereunder or under any Loan Document.

     SECTION 8.10 THE GUARANTEE. Any of the Guarantee, Holdings Pledge or CG Member Pledge shall, at any time after its execution, cease to be in full force and effect; or shall be revoked or declared null and void; or the validity or enforceability of any such agreement shall be contested by Holdings or CG Member, respectively; or Holdings or CG Member, respectively, shall deny any further liability or obligation under any such agreement; or any representation or warranty set forth in any such agreement shall be breached; or Holdings or CG Member should breach or be in default under the terms of any other agreement with Lender, or any event of default set forth in Sections 8.7, 8.8 or 8.9 above should occur with respect to Holdings or CG Member, respectively.


                                   ARTICLE 9

                                   REMEDIES

     Upon the occurrence and during the continuance of an Event of Default:

     SECTION 9.1 TERMINATION, ACCELERATION, ETC. Lender shall have no obligation to continue to extend credit to CGI and may discontinue doing so at any time without prior notice. In addition, upon the occurrence and during the continuance of any Event of Default, Lender may, upon notice to CGI, terminate any commitment and declare the entire unpaid principal balance of the loans, all accrued interest thereon, and all other amounts payable under this MLA, all Supplements, and the other Loan Documents, to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the loans and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by CGI.

     SECTION 9.2 ENFORCEMENT. Lender may proceed to protect, exercise, and enforce such rights and remedies as may be provided by this MLA, any other Loan Document or under Law. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of Lender to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude any other or future exercise thereof, or the exercise of any other right. Without limiting the foregoing, Lender may hold and/or set off and apply against CGI's obligations to Lender the proceeds of any stock in Lender, any cash collateral held by Lender, or any balances held by Lender for the CGI's account (whether or not such balances are then due).

     SECTION 9.3 APPOINTMENT OF RECEIVER. The Lender shall be entitled to apply for and obtain, without notice and upon ex parte application, the appointment of a receiver for the Collateral without regard to CGI's financial condition or solvency, the adequacy of the Collateral to secure the payment of the Advances, or the performance of the Loan Documents, or the existence of any waste to the Collateral. The receiver so appointed shall have all the powers and authority usually held by receivers and reasonably necessary to accomplish the purposes herein stated, including without limitation the following: (a) to take charge of the Collateral and any and all personal property used therewith, including, but not limited to, rental payments, lease payments, security deposits, records, contracts, leases, and fixtures used or associated therewith, if any; (b) maintain and protect the Collateral; (c) pay debts secured by the Collateral to the extent appropriate, arrange and pay for appropriate insurance for the receivership property; (d) deposit all sums received in a bank in the name of the receiver, as receiver, and make payments as required; (e) account to the court for all sums received, expenditures made and debt service paid; (f) report to the court from time to time; (g) to the extent Lender advances funds pursuant to the Loan Documents, if it elects to do so, or from other funds that may become available, to complete the construction of, repair and maintain improvements located on the Collateral in the event that the receiver determines that such completion, repair and maintenance is appropriate and with said amounts so disbursed to be considered as an additional indebtedness to CGI and secured by the Mortgage; (h) to borrow funds from Lender or other parties, under such terms that the receiver determines are reasonable, to the extent that the receiver determines such funds are necessary for the completion, repair or maintenance of the Collateral. In case of such borrowing, the receiver may issue a receivership certificate to the Lender which receivership certificate shall constitute a lien against the Collateral which is senior and prior to any and all other liens; (i) to ratify, confirm, renegotiate, and hold all leases, contracts, or other agreements related to the sale or operation of the Collateral and to sell said Collateral on such terms and conditions as the receiver deems appropriate; (j) to use rents and receipts from the Collateral and from such funds as may be advanced by Lender or other parties for payment of expenses of the receivership and of the Collateral; (k) to enter into contracts with third parties to accomplish any of the powers of the receivership, including hiring; (l) to do any and all acts necessary and convenient or incidental to the foregoing; (m) to lease or rent the Collateral, if deemed advisable by the receiver on such terms as are customary; (n) to sell the Collateral or any portion thereof, in its present condition or upon completion of construction, upon terms that are customary, and to issue as appropriate any receiver's certificate and to report to the court as appropriate on the status of the completion of construction and sale. The receiver shall supply the court a report detailing the status of any sale of the subject property and disposition of all sale proceeds; and (o) if the receiver deems appropriate, the receiver may make changes in the plans and specifications, work, or materials as it may deem appropriate, and to enter into, modify or terminate any contractual arrangements as deemed appropriate.

     SECTION 9.4 APPLICATION OF FUNDS. Lender will apply all payments received by it to CGI's obligations to Lender first to costs (including Lender's reasonable attorney fees), then to interest, and then to principal, and any remaining sums to be paid to other Persons as their interests may appear.

     SECTION 9.5 DEFAULT INTEREST RATE. In addition to the rights and remedies set forth above: (i) if CGI fails to purchase any stock in Lender when required, subject to Sections 2.3 or 2.5 hereof, or fails to make any payment to Lender when due, then at Lender's option in each instance, such obligation or payment shall bear interest at four percent (4%) per annum in excess of the applicable interest rate; and (ii) after the maturity of any loan, whether by reason of acceleration or otherwise, the unpaid balance of the loan shall automatically bear interest at four percent (4%) per annum in excess of the rates that would otherwise be in effect on such loan. All interest provided for herein shall be payable on demand and shall be calculated from the date such payment was due to the date paid on the basis of a year consisting of 365 days.


                                  ARTICLE 10

                                 MISCELLANEOUS

     SECTION 10.1 COMPLETE AGREEMENT; AMENDMENTS. This MLA, all Supplements, and all other instruments and documents contemplated hereby and thereby, are intended by the parties to be a complete and final expression of their agreement. No amendment, modification or waiver of any provision hereof or thereof, and no consent to any departure by CGI herefrom or therefrom, shall be effective against Lender unless approved by Lender and contained in a writing signed by or on behalf of Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event this MLA is amended or restated, each such amendment or restatement shall be applicable to all Supplements hereto to the extent there is no direct conflict with any such Supplement.

     SECTION 10.2 OTHER TYPES OF CREDIT. From time to time, Lender and CGI may wish to make other credit accommodations for the account of CGI. In the event the parties desire to do so under the terms of this MLA, such extensions of credit may be set forth in any Supplement hereto and this MLA shall be applicable thereto.

     SECTION 10.3 APPLICABLE LAW. Except to the extent governed by applicable Federal Law, this MLA and each Supplement shall be governed by and construed in accordance with the Laws of the State of Colorado, without reference to choice of law doctrine.

     SECTION 10.4 NOTICES. All notices hereunder shall be in writing and shall be deemed to be duly given upon delivery if personally delivered or sent by telegram or facsimile transmission, or three (3) days after mailing if sent by express mail, certified mail, registered mail, or other courier service providing a proof of service, to the parties at the following addresses (or such other address for a party as shall be specific by like notice):

     If to Lender, as follows:              If to CGI, as follows:

     (a) Agribusiness Finance Group         Colorado Greenhouse, Inc.
         Colorado Springs Production        6811 Weld County Road 31
         Credit Association                 P.O. Box 309
         3625 Citadel Dr. S.                Fort Lupton, CO 80621
         P.O. Box 9290                      FAX: 303-857-4049
         Colorado Springs, CO 80932-9290
         FAX: 719-570-6894

     (b) Copy to: Farm Credit Bank of Wichita
                  245 N. Waco
                  Wichita, KS 67201-2940
                  FAX: 316-266-5121

     SECTION 10.5 TAXES AND EXPENSES. CGI agrees to pay all reasonable out-of-pocket taxes, costs and expenses (including the fees and expenses of counsel retained by Lender) incurred by Lender in connection with the origination, administration, collection, and enforcement of this MLA and the other Loan Documents, including, without limitation, all costs and expenses incurred in perfecting, maintaining, determining the priority of, and releasing any security for CGI's obligations to Lender and any stamp, intangible, transfer, or like tax payable in connection with this MLA or any other Loan Document.

     SECTION 10.6 ATTORNEY FEES AND COSTS. CGI will pay on demand all costs of collection and all reasonable attorney fees, costs and expenses incurred or paid by Lender in enforcing the Loan Documents upon default, whether or not a lawsuit or foreclosure is commenced, and including, but not limited to, all attorney fees, costs and expenses (1) incurred in any public trustee or judicial action to foreclose any Mortgage or Deed of Trust; (2) incurred in any bankruptcy proceeding, voluntary or involuntary, including , but not limited to, efforts to modify or vacate any automatic stay or an injunction; and (3) incurred in any appeals and any post-judgment action or proceedings. CGI will also pay on demand all costs and expenses in any suit or proceedings in which Lender may be obliged to defend or protect its interests, including, but not limited to, reasonable attorney fees, costs and expenses. Any Advances made for these purposes shall become part of the loan under the respective Supplement, shall be secured by the Collateral, and shall become immediately due and payable in accordance with the provisions thereof.

     SECTION 10.7 EFFECTIVENESS AND SEVERABILITY. This MLA shall continue in effect until: (i) all indebtedness and obligations of CGI under this MLA, all Supplements, and all other Loan Documents shall have been paid or satisfied;
(ii) Lender has no commitment to extend credit to or for the account of CGI under any Supplements; and (iii) either party sends written notice to the other terminating this MLA. Any provision of this MLA or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

     SECTION 10.8 SUCCESSORS AND ASSIGNS. This MLA, each Supplement, and the other Loan Documents shall be binding upon and inure to the benefit of CGI and Lender and their respective successors and assigns, except that CGI may not assign or transfer its rights or obligations under this MLA, any Supplement or any other Loan Document without the prior written consent of Lender.

     SECTION 10.9 PARTICIPATIONS. From time to time, Lender may sell to one or more banks, associations or other financial institutions a participation in one or more of the loans or other extensions of credit made pursuant to this MLA. However, no such participation shall relieve Lender of any commitment made to CGI under any Supplement hereto. In connection with the foregoing, Lender may disclose information concerning CGI, Holdings, CG Member, and LLC to any participant or prospective participant, providing that the participant or prospective participant agrees to keep such information confidential. Notwithstanding the foregoing, Lender will maintain one Person, which shall be a bank or association of the Farm Credit System, to which CGI may apply for all consents, waivers, approvals or other matters requiring the meeting of the minds of the parties, with the authority to bind all participants to such matters (the "Servicing Entity"). Lender will, by appropriate notice, inform CGI of the name, address, telephone number and contact person of the Servicing Entity.

     SECTION 10.10 INDEMNIFICATION. CGI hereby indemnifies Lender and each Affiliate thereof and their respective officers, directors, employees, attorneys, and agents from, and holds each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, costs, and expenses (including attorneys' fees) to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Loan Documents, (b) any of the transactions contemplated by the Loan Documents, (c) any breach by CGI of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, (d) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Substance located on, above, within, or affecting any of the properties or assets of CGI or the Property , or (e) any investigation, litigation, or other proceedings, including, without limitation, any threatened investigation, litigation, or other proceeding relating to any of the foregoing. No Person to be indemnified under this Section shall be indemnified from and held harmless against any losses, liabilities, claims, damages, penalties, judgments, costs, and expenses (including attorneys' fees) arising out of or resulting from the gross negligence or willful misconduct of the Person to be indemnified.

     SECTION 10.11 LIMITATION OF LIABILITY. Neither Lender nor any Affiliate, officer, director, employee, attorney, agent or participant of Lender shall have any liability with respect to, and CGI hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by CGI in connection with, arising out of, or in any way related to, the MLA or any of the other Loan Documents, or any of the transactions contemplated by the MLA or any of the other Loan Documents. CGI hereby waives, releases, and agrees not to sue Lender or any of Lender's Affiliates, officers, directors, employees, attorneys, agents, or participants for punitive damages in respect of any claim in connection with, arising out of, or in way related to, the MLA or any of the other Loan Documents, or any of the transactions contemplated by the MLA or any of the other Loan Documents.

     SECTION 10.12 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to CGI or any of CGI's shareholders or any other Person.

     SECTION 10.13 LENDER NOT FIDUCIARY. The relationship between CGI and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with CGI, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between CGI and Lender to be other than that of debtor and creditor.

     SECTION 10.14 EQUITABLE RELIEF. CGI recognizes that in the event CGI fails to pay, perform, observe, or discharge any or all of the obligations, any remedy at law may prove to be inadequate relief to Lender. CGI therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 10.15 COUNTERPARTS. The MLA may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     SECTION 10.16 CONSTRUCTION. CGI and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the MLA and the other Loan Documents with its legal counsel and that the MLA and the other Loan Documents shall be construed as if jointly drafted by CGI and Lender.

     SECTION 10.17 PATRONAGE WAIVER. CGI hereby waives and relinquishes any and all rights and privileges, directly or indirectly, to receive or be awarded any patronage refunds or dividends from Lender with respect to any loans made pursuant to the MLA and any Supplement thereto. However, in the event of any change in Lender's capitalization bylaws (referenced in Section 2.3 hereof) or capital adequacy law, rule or regulation (referenced in Section 2.5 hereof) which would require CGI to increase its capitalization of Lender, CGI may be entitled to participate in Lender's patronage program as it exists at the time, to the extent any patronage payments are authorized by Lender's Board of Directors.

     SECTION 10.18 USURY PREEMPTION. Pursuant to 12 U.S.C. (S) 2205, interest rates on loans made by Lender are not subject to any interest rate limitation imposed by any state constitution or statute or other Laws, such limitations being specifically preempted by Federal Law.


[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

MASTER LOAN AGREEMENT

SIGNATURE PAGE



     SECTION 10.19 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, CGI AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.


     IN WITNESS WHEREOF, the parties have caused this MLA to be executed by their duly authorized officers as of the date shown above.



COLORADO SPRINGS PRODUCTION
CREDIT ASSOCIATION                    COLORADO GREENHOUSE, INC.



By: [SIGNATURE ILLEGIBLE]             By: /s/ Ed Wetherbee
   ------------------------              ------------------------

Title: SR. V.P. - CREDIT              Title:  CEO
      ---------------------                 ---------------------

                                   EXHIBIT A
                                      TO
                             MASTER LOAN AGREEMENT

                            FOR PERIOD ___________

                           COLORADO GREENHOUSE, INC.
                            COMPLIANCE CERTIFICATE

     To induce Lender to make and/or continue to make Advances to CGI and to comply with and demonstrate compliance with the terms, covenants and conditions of the MLA and all supplements thereto, this financial statement is furnished to Lender. The undersigned certifies that (i) this statement was prepared from the books and records of CGI, is in agreement with them, and is correct to the best of the undersigned's knowledge and belief and (ii) no event has occurred which, with notice or lapse of time, might become an Event of Default under the MLA or any Supplement.

     This certificate is attached to and made a part of CGI's Annual/Quarterly report for the period above stated.



                               Required                  Actual
                               --------                  ------

     Current Ratio            1.5 to 1.0                 ______

     Net Worth              $12.5 million,               ______
                      plus one-half net earnings

     Debt Service
     Coverage Ratio           1.25 to 1.0                ______



                                    Colorado Greenhouse, Inc.



                                    By: _____________________________
                                                   (name)

                                        _____________________________
                                                   (title)

                                        _____________________________
                                                   (date)

                                 EXHIBIT B TO

                             MASTER LOAN AGREEMENT
                             ---------------------
                                 by and among
                           COLORADO GREENHOUSE, INC.

                                      and
                COLORADO SPRINGS PRODUCTION CREDIT ASSOCIATION


                              DISCLOSURE SCHEDULE
                              -------------------

Section 4.1(f) - Environmental Matters
--------------------------------------

            1. Phase I Environmental Site Assessment for East 1/2 of Section 10, Township 5 North, Range 8 East, Torrance County, New Mexico prepared by Daniel B. Stephens & Associates, Inc. for Colorado Greenhouse LLC, dated November 20, 1996.

            2. [Phase I Environmental Site Assessment for Fort Lupton, Colorado Facility, prepared by ERM-Rocky Mountain, Inc. for Colorado Greenhouse, Inc., dated January 17, 1997.]

Section 4.1(g) - Litigation
---------------------------

None


Section 4.1(h) - Intellectual Property
--------------------------------------

            Colorado Greenhouse LLC has granted a license to the trademarks described in the Trademark Security Agreement to Colorado Greenhouse, Inc. pursuant to that certain Trademark License Agreement dated as of January 24, 1997.

                                 EXHIBIT C TO

                             MASTER LOAN AGREEMENT
                             ---------------------

                                 by and among

                           COLORADO GREENHOUSE, INC.

                                      and

                COLORADO SPRINGS PRODUCTION CREDIT ASSOCIATION


                                     Liens
                                     -----

                                     None

                                 EXHIBIT D TO

                             MASTER LOAN AGREEMENT
                             ---------------------
                                 by and among
                          COLORADO GREENHOUSE, INC.,

                                      and
                COLORADO SPRINGS PRODUCTION CREDIT ASSOCIATION


                                Non-Affiliates
                                --------------

1.   CTI Partners I Limited Liability Company

2.   CTI Partners II Limited Liability Company

3.   Cogen Technology, Inc.

4.   Twombly Partners

5.   Brush Phase I Limited

                                  EXHIBIT E
                                    TO THE
                             MASTER LOAN AGREEMENT

                  DELEGATION AND WIRE TRANSFER AUTHORIZATION

To:                                       From:

Colorado Springs Production Credit        Colorado Greenhouse, Inc.
Association                               6811 Weld County Road 31
3625 Citadel Dr. S                        Ft. Lupton, CO 80621
Colorado Springs, CO 80932-9290

Attn:
Farm Credit Bank of Wichita
245 N. Waco
Wichita, KS 67201-2940

In accordance with our borrowing resolutions, the following individuals have been delegated or are hereby delegated the authority to request, either orally or in writing, advances and other financial accommodations from Lender under all loan and other agreements entered into between the parties. (If more space is needed than provided below, please photocopy this side and include the completed photocopy as an attachment hereto. Be sure to include all employees who are authorized to borrow.)

Two signatures are required on all written construction draw requests or, if you requested orally, confirmation by one of the following:

Joseph Mazza                /s/ Joe Mazza                 303-857-4050
_________________           ____________________          ____________
(Name)                          (Signature)               (Telephone)

Kathy Snakenberg            /s/ Kathy Snakenberg          303-857-4050
_________________           ____________________          ____________
(Name)                          (Signature)               (Telephone)

Edward Wetherbee            /s/ Ed Wetherbee              303-857-4050
_________________           ____________________          ____________
(Name)                          (Signature)               (Telephone)

Matthew Cook                /s/ M.B. Cook                 303-857-4050
_________________           ____________________          ____________
(Name)                          (Signature)               (Telephone)

The total number of authorized employees (including those listed on any attachments) is 4.
               ---

The total number of accounts shown on the reverse side hereof or on any attachments is 2.
              ---
 (including Joseph Mazza)

The authorized employees are hereby also delegated the authority to fix rates and negotiate fees (to the extent such options are provided for in applicable agreements) and to direct Lender to wire transfer funds to one of the accounts shown on the attachment hereto. Such authority may be exercised either orally or in writing. In addition to the above, the authorized employees are hereby delegated the authority to direct Lender to wire transfer funds to accounts not shown on the reverse side hereof or on any attachments hereto, whether such accounts are in our name or the name of a third party (e.g. a creditor). In the event we desire to wire transfer funds to other accounts, we will submit to Lender a completed copy of a Special Wire transfer Authorization form signed by one of the authorized employees. To expedite such requests, we hereby authorize you to act on any such form received by facsimile or similar transmission.

In the event we desire to make changes in the standing authorizations provided for herein, we will submit to Lender a revised copy of this form (signed by an officer or employee of CGI who is authorized to delegate authority by board resolution). Until actual receipt by Lender of such a form, Lender may continue to rely on these authorizations.

We understand that Lender may assign to us a personal identification number (or other security code) for use by the authorized employees, and we agree that we shall be solely responsible for the security and use of such number (or code). In addition, we understand that Lender may record some or all of the telephone conversations, between the authorized employees and Lender regarding the exercise of any authority contemplated herein and we hereby consent thereto. Finally, we agree that Lender shall not be liable to us for any improper use by the authorized employees of the authority contained herein or for acting on any telephonic or written request made by someone identifying himself or herself as one of the authorized employees.


                                     /s/ Ed Wetherbee
                                 By: ___________________________________________
                                     (Authorized Signature-See Board Resolution)

                                     Edward Wetherbee
                                     ___________________________________________
                                     (Print Authorized Name)

                                     CEO of Colorado Greenhouse, Inc.
                                     ___________________________________________


                                     ___________________________________________

Note: If more space is needed than provided below, please photocopy this side and include the completed photocopy as an attachment hereto.

Name of Bank: Colorado National Bank  If a correspondent bank is used to route
Location of Bank: Denver              the designation bank, complete the
ABA Routing No.: 102000021            following:
Account Name: Colorado Greenhouse
Account No.: 194310731014             Name of Bank:
Special Instructions:                 Location of Bank:
                                      ABA Routing No.:
**********************************    ******************************************


Name of Bank: Norwest Bank Colorado   If a correspondent bank is used to route
Location of Bank: Denver              the designation bank, complete the
ABA Routing No.: 102000076            following:
Account Name:
Account No.:                          Name of Bank:
Special Instructions:                 Location of Bank:
Account to be set up during           ABA Routing No.:
Feb. `97
**********************************    ******************************************

Name of Bank:                         If a correspondent bank is used to route
Location of Bank:                     designation bank, complete the
ABA Routing No.:                      following:
Account Name:
Account No.:                          Name of Bank:
Special Instructions:                 Location of Bank:
                                      ABA Routing No.:
**********************************    ******************************************

Name of Bank:                         If a correspondent bank is used to route
Location of Bank:                     the designation bank, complete the
ABA Routing No.:                      following:
Account Name:
Account No.:                          Name of Bank:
Special Instructions:                 Location of Bank:
                                      ABA Routing No.:
**********************************    ******************************************

                                   EXHIBIT F
                                      TO
                             MASTER LOAN AGREEMENT



--------------------------------------------------------------------------------



                    SECURED CONTINUING GUARANTEE OF PAYMENT

                                      BY


                      COLORADO GREENHOUSE HOLDINGS, INC.

                              FOR THE BENEFIT OF

                COLORADO SPRINGS PRODUCTION CREDIT ASSOCIATION


                                     DATED
                                     AS OF

                              JANUARY  24, 1997.



--------------------------------------------------------------------------------

                    SECURED CONTINUING GUARANTEE OF PAYMENT

     THIS GUARANTEE OF PAYMENT (this "Guarantee") is executed as of the 24th day of January, 1997 by Colorado Greenhouse Holdings, Inc. (hereinafter referred to as the "Guarantor") in favor of Colorado Springs Production Credit Association (hereinafter referred to as "Lender").

                                  BACKGROUND

     Colorado Greenhouse, Inc. (the "Borrower") has obtained or may desire at some point in time and/or from time to time to obtain loans, advances and other financial accommodations from Lender. Owing to Borrower's financial condition and/or other factors, Lender is not willing to extend or continue to extend credit to the Borrower without the guarantee of the Guarantor. The Borrower is a wholly-owned subsidiary of the Guarantor and the Guarantor has a financial interest in the Borrower and is expecting to benefit from such credit, and therefore the Guarantor is willing to furnish that guarantee in order to induce Lender to extend or to continue to extend credit to the Borrower.

     NOW, THEREFORE, in order to induce Lender to extend credit to the Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

     SECTION 1 GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all indebtedness, obligations and liabilities, including without limitation all non-monetary covenants and other obligations, of the Borrower to Lender, whether now existing or hereafter incurred, including but not limited to those under or arising out of or in connection with any loans, advances, acceptances, letters of credit, indemnities, foreign exchange contracts or any other kind of contract or agreement under which the Borrower may be indebted to Lender in any manner, whether for principal, inter est, fees, surcharges, expenses or otherwise. For ease of reference: (i) all such indebtedness, obligations and liabilities shall hereinafter be collectively referred to as the "Guaranteed Obligations"; and (ii) all instruments, documents and agreements evidencing or relating to the Guaranteed Obligations (including all loan agreements, promissory notes, reimbursement agreements, security agreements, mortgages and deeds of trust) shall hereinafter collectively be referred to as the "Loan Documents."

     SECTION 2 SECURITY AGREEMENT. To secure the payment or performance of all Guaranteed Obligations, the hereby grants to Lender a continuing security interest in and to the following property and interests in property of the Guarantor, whether now owned or existing or hereafter acquired or arising and wheresoever located: all accounts, inventory, equipment, fixtures, farm products, general intangibles, chattel paper, instruments, documents, intellectual property, and all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing, all books and records (including without limitation customer lists, credit files, computer programs, printouts, data whether stored electronically or otherwise, and other computer materials and records) pertaining to the foregoing, and all insurance policies insuring the above collateral. Without limiting any of the foregoing, Guarantor also (i) grants to Lender a continuing security interest in and to and a pledge of all its interests in (as more specifically set forth in the "Pledge Agreement" of even date herewith) the Guarantor's interests in Borrower, and
(ii) shall cause CG Member, Inc. ("CG Member"), a wholly-owned subsidiary of Guarantor, also to grant to Lender a pledge and security interest in all its interest in its subsidiary, Colorado Greenhouse, LLC (the "LLC"). All of the property and interests of the Guarantor described in this Section 2 (including, without limitation, the Guarantor's interest in the Borrower) and CG Member's interest in the LLC shall hereinafter be referred to as the "Collateral."

     SECTION 3 GUARANTY OF PAYMENT; WAIVER OF DEFENSES, ETC. This Guarantee is a guarantee of payment and not of collection, and of performance of Borrower's obligations to Lender. The Guarantor acknowledges and agrees that this Guarantee is an absolute and independent obligation of the Guarantor and therefore waives any right to require that any action be brought against the Borrower, another guarantor or any other Person or entity which is liable for all or any part of the Guaranteed Obligations, or to require that resort be had at any time to any security for the Guaranteed Obligations or to any right of setoff or similar right. The Guarantor's obligations hereunder shall be payable on demand and shall be absolute and unconditional irrespective of (and the Guarantor hereby expressly waives any defense or claim of discharge based on): (i) the alteration or modification from time to time (whether material or otherwise); (ii) the waiver by Lender of the Borrower's compliance with any of the terms and conditions of the Loan Documents; (iii) the forbearance by Lender from exercising any right or remedy it may have under the Loan Documents or under law; (iv) any inability, failure, neglect or omission to obtain, perfect, maintain, enforce, or realize upon any Collateral for the Guaranteed Obligations, or to pursue or obtain any deficiency judgment against the Borrower following any foreclosure of any security interest, mortgage or deed of trust;
(v) the loss or impairment of any Collateral, the subordination or release of Lender's lien thereon, or the sale, pledge, surrender, exchange or substitution of any Collateral; (vi) Lender releasing, waiving, discharging, or modifying the obligations of one or more other guarantors (whether a party hereto or to a separate agreement with Lender); (vii) the acceptance by Lender of any partial payment on the Guaranteed Obligations or any Collateral therefor, or Lender settling, subordinating, compromising, discharging, or releasing the Guaranteed Obligations or any Collateral therefor; (viii) the unenforceability of the loan Documents; (ix) any defenses or counterclaims assertable by the Borrower, including any defense or counterclaim based on failure of consideration, fraud, statute of frauds, bankruptcy, statute of limitations, lender liability, and accord and satisfaction; (x) any setoff, counterclaim, recoupment or similar right assertable by the Borrower, the Guarantor, or other guarantor (whether a party hereto or to a separate guarantee); or (xi) any other circumstance which constitutes a legal or equitable discharge of a guarantor or surety. This Guarantee shall continue in full force and effect until five business days after written notice of termination shall have been received by Lender. Notwithstanding the foregoing, such notice of termination shall not be effective as to any Guaranteed Obligations: (1) existing prior to the effective date of termination; (2) arising thereafter pursuant to any commitment to extend credit entered into prior to the effective date of such notice (regardless of whether Lender has or from time to time acquires a right to suspend or terminate such commitment owing to the occurrence of a default or otherwise); (3) any extensions, renewals, or refinancing(s) of any Guaranteed Obligations referred to in (1) or (2) above made before or after the effective date of termination; and (4) interest, fees, expenses and other Guaranteed Obligations relating to any of the foregoing. In addition, no such notice of termination shall in any manner impair or alter Lender's rights or obligations hereunder with respect to such Guaranteed Obligations (including under Sections 3 and 6 hereof) or affect or impair the obligations of any other guarantor (whether a party hereto or to a separate guarantee).

     SECTION 4 SUBORDINATION AND SUBROGATION. The Guarantor hereby agrees that all indebtedness and other obligations of the Borrower (now existing or hereafter incurred) to the Guarantor are and shall be subordinated in right of payment to the prior payment in full by the Borrower of its obligations to Lender under the Loan Documents. During the existence of a default under the Loan Documents, no payments by the Borrower shall be accepted by the Guarantor with respect to such subordinated obligations and, if any such payments are inadvertently received, the same shall be held in trust and promptly turned over to Lender. The Guarantor hereby waives all claims, rights or remedies that it may have at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender) to seek contribution, indemnification, or any other form of reimbursement from the Borrower, any other guarantor, or any other person or entity now or hereafter primarily or secondarily liable for any obligations of the Guarantor to Lender for any disbursement made by the Guarantor under or in connection with this Guarantee. The Guarantor hereby stipulates and agrees that any such disbursement made by the Guarantor shall be a contribution to the equity capital of the Borrower.

     SECTION 5 RECOVERY OF PAYMENT. If any payment received by Lender and applied to the Guaranteed Obligations is subsequently set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Guarantor), the Guaranteed Obligations to which such payment was applied shall for the purposes of this Guarantee and all instruments or documents executed in connection herewith or securing the Guarantor's obligations hereunder, be deemed to have continued in existence, and this Guarantee shall be enforceable as to such Guaranteed Obligations as fully as if such applications had never been made.

     SECTION 6 INFORMATION REGARDING BORROWER; WAIVER OF NOTICES, ETC. The Guarantor assumes responsibility for keeping fully informed of the financial condition of the Borrower, its liability hereunder and all other circumstances affecting the Borrower's ability to pay and perform the Guaranteed Obligations. The Guarantor agrees that Lender shall have no duty to report to or notify the Guarantor of: (i) any information which Lender shall receive about the financial condition of the Borrower (including adverse matters); (ii) the Borrower's performance under the Loan Documents (including nonpayment or the occurrence of any other default); (iii) any circumstances bearing on the Borrower's ability to perform the Guaranteed Obligations; (iv) any increases in the amount of the Guaranteed Obligations or any renewals, extension or refinancing(s) of any Guaranteed Obligation; (v) any actions taken by Lender or the Borrower under any Loan Document; (vi) any matters relating to another guarantor; (vii) any matter set forth in Section 3 hereof; or (viii) any other matter relating to the Guaranteed Obligations; and the Guarantor hereby expressly and unconditionally waives any defense or claim of discharge based on the failure of Lender to report to notify the Guarantor of any such information. In addition, the Guarantor hereby acknowledges that it has entered into this Guarantee based upon its own independent knowledge of or investigation in to the affairs of the Borrower and any other guarantor (whether a party hereto or to a separate guarantee) and has not relied in any respect on Lender or any officers, employees, or agents thereof.

     SECTION 7 REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as follows:

          (A) ORGANIZATION; POWER; ETC. The Guarantor: (i) is duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform under this Guarantee; and (iv) has duly and lawfully obtained and maintained all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which my be otherwise required by law, rule, regulation, ordinance, code, order or the like (collectively, "Laws").

          (B) DUE AUTHORIZATION; NO VIOLATION; ETC. The execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, this Guarantee and all instruments and documents executed in connection herewith have been duly authorized by all requisite corporate or other action on the part of the Guarantor and do not and will not: (i) conflict with, or constitute (with or without the giving of notice and/or the passage of time and/or the occurrence of any other condition) a default under, any other agreement to which the Guarantor is a party or by which it or any of its property may be bound or affected, or with any provision of its certificate of incorporation, bylaws or other organizational documents; (ii) require the consent, permission, authorization, order or license of any governmental authority or of any part to any agreement to which the Guarantor is a party or by which it or any of its property may be bound or affected, except as has been obtained and are in full force and effect; (iii) violate any provision of any law, rule regulation, order, writ judgment, injunction, decree, determination or aware presently in effect applicable to it; or (iv) result in, or require, the creation or imposition of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties now owned or hereafter acquired, except as created hereunder in favor of Lender).

          (C) BINDING AGREEMENT. This Guarantee and each instrument and document executed in connection herewith is, or when executed and delivered will be, the legal, valid, and binding obligation of the Guarantor, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditor's rights generally.

          (D) LITIGATION. There are no pending legal, arbitration, or governmental actions or proceedings to which the Guarantor is a party or to which any of its property is subject which, if adversely determined, could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Guarantor, or on the ability of the Guarantor to perform its obligations hereunder or under any instrument or document executed in connection herewith, and to the best of the Guarantor's knowledge, no such actions or proceedings are threatened or contemplated.

          (E) TITLE TO PROPERTY. The Guarantor has title to, or valid leasehold interests in, all of its property, real and personal, (other than any property disposed of in the ordinary course of business), and none of its property is subject to any "Lien" (as defined in Section 9(B) hereof), except as permitted under Section 9(B).

          (F) COMPLIANCE WITH LAWS, ENVIRONMENTAL MATTERS, ETC. All of the properties of the Guarantor and all of its operations are in compliance in all material respects with all applicable Laws including, without limitation, all Laws relating to the environment. No property owned or leased by the Guarantor is being used or, to its knowledge, has been used for the disposal, treatment, storage, processing or handling of hazardous waste or materials (as defined under any environment Law) and no investigation, claim, litigation, proceeding, order, judgment, decree, settlement, lien or the like with respect to any environmental matter is proposed, threatened, anticipated or in existence with respect to its properties or operations. In addition, no environmental contamination or condition currently exists on any property of the Guarantor or, to its knowledge, any adjoining property, which could delay the sale or other disposition of, or could have (or already has had) an adverse effect on the value of, its property.

          (G) COMPLIANCE WITH GUARANTEE. As of the date hereof, the Guarantor is operating its business in compliance with all of the covenants set forth in this Guarantee.

     SECTION 8 AFFIRMATIVE COVENANTS. Unless otherwise agreed to in writing by Lender, while this Guarantee is in effect, whether or not any Guaranteed Obligations are outstanding hereunder, the Guarantor agrees to:

          (A) CORPORATE EXISTENCE, LICENSES, ETC. Preserve and keep in full force and effect its and its subsidiaries' existence and good standing in the jurisdiction of their respective incorporation or formation, qualify and remain qualified to transact business in all jurisdictions where such qualification is required, and obtain and maintain all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or required by Law.

          (B) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable Laws, including, without limitation, all Laws relating to environmental protection. In addition, the Guarantor agrees to cause all persons occupying or present on any of its properties to comply in all material respects with all Laws relating to such properties.

          (C) INSURANCE. Maintain insurance with insurance companies or associations acceptable to Lender in its reasonable discretion in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as Lender may reasonably request. All such policies insuring any collateral for the Guarantor's obligations to Lender shall have mortgagee or lender loss payable clauses or endorsements in form and content acceptable to Lender in its reasonable discretion. At Lender's request, certificates of insurance for all policies (or such other proof of compliance with this Subsection as may be satisfactory to Lender) shall be delivered to Lender.

          (D) PROPERTY MAINTENANCE. Maintain all of its property that is necessary to or useful in the proper conduct of its business in good working condition, ordinary wear and tear excepted.

          (E) BOOKS AND RECORDS. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles ("GAAP") consistently applied.

          (F) INSPECTION. Permit Lender or its agents, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, and accounts, with its respective officers, directors, employees, and independent certified public accountants.

          (G)  REPORTS AND NOTICES.  Furnish to Lender:

          (I) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event more than 120 days after the end of each fiscal year of the Guarantor occurring during the term hereof, the consolidated annual financial statements of the Guarantor and its consolidated subsidiaries prepared in accordance with GAAP consistently applied. Such financial statements shall: (a) be audited by Arthur Anderson & Co. or such other independent certified public accountant selected by the Guarantor and acceptable to Lender, in its reasonable discretion; (b) be accompanied by a report of such accountant containing an opinion thereon acceptable to Lender; (c) be prepared in reasonable detail and in comparative form; and (d) include a balance sheet, a statement of income, a statement of retain ed earnings, a statement of cash flows, and all notes and schedules relating thereto.

          (II)   INTERIM FINANCIAL STATEMENTS.   As soon as available, but in no
event more than 30 days after the end of each quarter, a consolidated balance sheet of Guarantor as of the end of such quarter, a consolidated statement of income for Guarantor and its consolidated subsidiaries for such period and for the period year to date, and such other interim statements as Lender may specifically request, all prepared in reasonable detail and in comparative form in accordance with GAAP.

          (III) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of the breach of any covenant contained in this Guarantee or any instrument or document executed in connection herewith.

          (IV) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Guarantor which, if determined adversely to the Guarantor, could have a material adverse effect on the financial condition, properties, profits, or operations of the Guarantor.

          (V) NOTICE OF ENVIRONMENTAL LITIGATION, ETC. Promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require the Guarantor to undertake or to contribute to a cleanup or other response under environmental Laws, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions.

          (VI) OTHER INFORMATION. Such other information regarding the condition or operations, financial or otherwise, of the Guarantor as Lender may from time to time reasonably request.

     SECTION 9 NEGATIVE COVENANTS. Unless otherwise agreed to in writing by Lender, while this Guarantee is in effect, whether or not any Guaranteed Obligations are outstanding, the Guarantor will not:

          (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers' acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to Lender; (ii) accounts payable to trade creditors incurred in the ordinary course of business; and (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business.

          (B) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, "Liens"). The foregoing restrictions shall not apply to: (i) Liens in favor of Lender; (ii) Liens for taxes, assessments, or governmental charges that are not past due, or if past due, are being contested in good faith and

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

by appropriate proceedings, the amount secured (including interest and penalties) does not exceed $100,000.00, the Liens are stayed and adequate reserves have been established in accordance with GAAP; (iii) pledges and deposits under workers' compensation, unemployment insurance, and social security Laws; (iv) pledges and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (v) Liens imposed by Law in favor of mechanics, material suppliers, warehouses, and like persons that secure obligations that are not past due, or if past due, are being contested in good faith and by appropriate proceedings, the Liens are stayed, and adequate reserves have been established in accordance with GAAP; and (vi) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the Company's occupation, use, and enjoyment of the property or assets encumbered thereby or materially impair the value of the property subject thereto.

          (C) MERGERS, ACQUISITIONS, ETC. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, merge or consolidate with any other entity or acquire all or a material part of the assets of any person or entity, or form or create any new subsidiary or affiliate, or commence operations under any other name, organization or entity, including any joint venture; provided, however, that no prior consent shall be necessary if prior to undertaking any of the above actions Guarantor shall have delivered to Lender and Lender shall not have objected within fifteen (15) days of receipt of notice to a certificate delivered by notice pursuant to Section 11 hereof from the chief executive officer or chief financial officer of Guarantor to the effect that: (i) prior to and immediately after giving effect to such transaction, no Event of Default shall exist under any Loan Document; and (ii) immediately after giving effect to such transaction, the tangible net worth and the ratio of total capitalization to indebtedness (calculated in accordance with GAAP) of Guarantor, or any successor entity into which Guarantor is merged, shall not be less than that of the Guarantor immediately prior to such transaction.

          (D) TRANSFER OF ASSETS. Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

          (E) LOANS AND INVESTMENTS. Make any loan or advance to, or make any investment in, or make any capital contribution to, or purchase or make any commitment to purchase any stocks, bonds, notes or other securities of, any person or entity, except for: (i) loans to or investments in Colorado Greenhouse, Inc. or Colorado Greenhouse, LLC, or other subsidiaries of Guarantor permitted hereunder, (ii) securities or deposits issued or fully insured as to payment by the United States of America or any agency thereof; and (iii) stock in, or obligations of, Lender.

          (F) CONTINGENT LIABILITIES. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Guarantor's business.

          (G) CHANGE IN BUSINESS. Engage in any business activities or operations substantially different from or unrelated to the Guarantor's present business activities or operations.

     SECTION 10 EXPENSES. In the event Lender employs counsel to protect or enforce its rights hereunder against the Guarantor, all reasonable attorneys' fees arising from such services and all out-of-pocket expenses, costs, and charges in any way or respect arising in connection therewith or relating thereto shall be paid by such Guarantor.

     SECTION 11 NOTICES. All notices provided for herein shall be writing (including facsimile) and shall be deemed to be duly given upon delivery if personally delivered or sent by telegram or facsimile transmission or three days after mailing if sent by express mail, certified mail, registered mail or other delivery service providing a return receipt therefor, to the following addresses or facsimile numbers or to such other address or facsimile number as either party may specify by notice to the other: (a) If to Lender, to Colorado Springs Production Credit Association, 3625 Citadel Drive South, P.O. Box 9290, Colorado Springs, Colorado 80932-9290, Facsimile No. (719) 570-6894; and (b) if to the Guarantor, to Colorado Greenhouse Holdings, Inc., 6811 Weld County Road 31,
P.O. Box 309, Fort Lupton, Colorado 80621, Facsimile No. (303) 857-4049.

     SECTION 12 TERM OF AGREEMENT. This Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations shall be paid or otherwise discharged in full.

     SECTION 13 AMENDMENTS, ETC. This writing is intended by the parties as a final expression of their agreement and is also intended as a complete and exclusive statement of the terms of that agreement. No amendment or waiver of any provision of this Guarantee nor consent to any departure by the Guarantor herefrom shall be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 14 NO WAIVER; REMEDIES. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 15 GOVERNING LAW. Except to the extent governed by applicable Federal law, this Guarantee shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of Law doctrine.

     SECTION 16 NOTICE OF ACCEPTANCE. The Guarantor hereby waives notice of acceptance hereof.


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

SECURED CONTINUING GUARANTEE OF PAYMENT

SIGNATURE PAGE



     SECTION 17 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTER CLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.


     IN WITNESS WHEREOF, the Guarantor has caused this Secured Continuing Guarantee of Payment to be executed by its duly authorized officer as of the date shown above.


COLORADO GREENHOUSE HOLDINGS,
INC.



By: /s/ Edward Wetherbee
   ---------------------------

Title: Chief Executive Officer
      ------------------------

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